                                                                      Exhibit 11
                                                                      Page 1


                       ESTERLINE TECHNOLOGIES CORPORATION
                Computation of Primary Earnings Per Common Share
                    (in thousands, except per share amounts)


                                             1993         1992       1991      1990     1989
                                           ---------     ------     ------    ------   ------
Earnings Before
     Extraordinary Item                    $(25,635)     $5,094     $7,315    $7,058   $7,869
                                           --------      ------     ------    ------   ------
Extraordinary Item                             ---         ---        ---       ---       723
                                           --------      ------     ------    ------   ------
Net Earnings                               $(25,635)     $5,094     $7,315    $7,058   $8,592
                                           ========      ======     ======    ======   ======
Average Number of Common
     Shares Outstanding                       6,512       6,506      6,502     6,501    8,296
Net Shares Assumed to be
     Issued for Stock Options                    67         161         41        34       68
                                           --------      ------     ------    ------   ------
     Total                                    6,579       6,667      6,543     6,535    8,364
                                           ========      ======     ======    ======   ======
Earnings Per Common Share -
     Primary Basis
          Before Extraordinary Item        $  (3.90)     $  .76     $ 1.12    $ 1.08   $  .94
          Extraordinary Item                   ---         ---        ---       ---       .09
                                           --------      ------     ------    ------   ------

     Total                                 $  (3.90)     $  .76     $ 1.12   $  1.08     1.03
                                           ========      ======     ======    ======   ======

                                                                      Exhibit 11
                                                                      Page 2



                       ESTERLINE TECHNOLOGIES CORPORATION
             Computation of Fully Diluted Earnings Per Common Share
                    (in thousands, except per share amounts)


                                             1993        1992       1991       1990       1989
                                           --------     ------     ------     ------     ------
Earnings Before Interest on
     Convertible Debentures
     and Extraordinary Item                $(25,635)    $5,094     $7,315     $7,058     $7,869

Interest on Convertible
     Debentures Net of Federal
     Income Tax                               1,073      1,089      1,089      1,089      1,089
                                           --------     ------     ------     ------     ------
Earnings Before
     Extraordinary Item                     (24,562)     6,183      8,404      8,147      8,958
Extraordinary Item                              ---       ---        ---        ---         723
                                           --------     ------     ------     ------     ------
Net Earnings on a Fully
     Diluted Basis                         $(24,562)    $6,183     $8,404     $8,147     $9,681
                                           ========     ======     ======     ======     ======
Average Number of Common
     Shares Outstanding                       6,512      6,506      6,502      6,501      8,296
Shares Assumed to be
     Issued on Conversion of
     Convertible Debentures                     504        504        504        504        504
Net Shares Assumed to
     be Issued for Stock Options                 67        161        180         34         90
                                           --------     ------     ------     ------     ------
Total Common Shares on a
     Fully Diluted Basis                      7,083      7,171      7,186      7,039      8,890
                                           ========     ======     ======     ======     ======
Earnings Per Common Share -
     Fully Diluted Basis
          Before Extraordinary Item        $  (3.47)    $  .86     $ 1.17     $ 1.16     $ 1.01
          Extraordinary Item                    ---        ---        ---        ---        .08
                                           --------     ------     ------     ------     ------
     Total                                 $  (3.47)    $  .86     $ 1.17     $ 1.16     $ 1.09
                                           ========     ======     ======     ======     ======
Earnings Per Common Share -
     Primary Basis                         $  (3.90)    $  .76     $ 1.12     $ 1.08     $ 1.03
                                           ========     ======     ======     ======     ======
Dilutive Effect Per Common Share             None        None       None       None       None
                                           ========     ======     ======     ======     ======